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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION

   CONSENT SOLICITATION STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant |_|  Filed by a Party other than the Registrant |X|

Check the appropriate box:
|_|      Preliminary Proxy Statement
|_|      Confidential, for Use of the Commission Only
           (as permitted by Rule 14a-6(e)(2))
|_|      Definitive Proxy Statement
|X|      Definitive Additional Materials
|_|      Soliciting Material Pursuant to ss.240.14a-12

                              DELCATH SYSTEMS, INC.
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                (Name of Registrant as Specified In Its Charter)

                                 ROBERT B. LADD
                                JONATHAN A. FOLTZ
                               MICHAEL KARPF, M.D.
                         PAUL WILLIAM FREDERICK NICHOLLS
                                 FRED S. ZEIDMAN
                          LADDCAP VALUE ASSOCIATES LLC
                            LADDCAP VALUE PARTNERS LP
--------------------------------------------------------------------------------
   (Name(s) of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

|X| No fee required.

|_| Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    (1)  Title of each class of securities to which transaction applies: N/A

    (2)  Aggregate number of securities to which transaction applies: N/A

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): N/A

    (4) Proposed maximum aggregate value of transaction: N/A (5) Total fee paid: N/A

|_| Fee paid previously with preliminary materials.

|_| Check box if any part of the fee is offset as provided by Exchange
Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid: N/A

    (2) Form, Schedule or Registration Statement No.: N/A

    (3) Filing Party: N/A

    (4) Date Filed: N/A


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             YOUR VOTE IS VERY IMPORTANT - PLEASE RETURN ALL OF YOUR
                           BLUE CONSENT CARDS TODAY!

1) Each BLUE Consent Card that you receive represents shares of Delcath you hold in an account. Please sign, date and return every BLUE Consent Card that you receive to ensure that your voice is heard.

2) Despite, what we believe to be confusing language on the gold card, you DO NOT need to return a gold card. Please do NOT send in any gold cards even to support Laddcap. Returning a gold card will negate your BLUE Card Consent. Simply DISCARD all the gold consent cards that you receive.

3) If you have any questions or require any assistance in executing your written BLUE Consent Card, please call:

                  The Altman Group, Inc. at (800) 581-5375, or

                  Laddcap Value Partners LP at (212) 259-2070.


              SEPTEMBER 6TH CONFERENCE CALL WITH REPRESENTATIVES OF
                                LADDCAP'S SLATE

As we have previously stated, we believe it is important to maintain an open and on-going dialogue with stockholders. Therefore, representatives of Laddcap's proposed slate of directors will be available on a conference call on September 6th at 4:30 p.m. (E.T.). Dial 1-888-550-5602 and enter code 0981 2532 for access to the call.